Exhibit 99.1

MALLINCKRODT ENTERS AGREEMENT TO SELL ITS

NUCLEAR IMAGING BUSINESS TO IBA MOLECULAR FOR

APPROXIMATELY $690 MILLION

— Transaction advances Mallinckrodt’s strategic portfolio transformation to specialty pharmaceuticals –

— Nuclear Imaging’s strategic fit with IBA Molecular will benefit patients around the world who rely on medical isotopes —

CHESTERFIELD, UNITED KINGDOM – August 24, 2016 /PRNewswire/ Mallinckrodt plc (NYSE: MNK), a leading specialty pharmaceutical company, announced today that it has entered into a definitive agreement under which it will sell its Nuclear Imaging business to IBA Molecular (IBAM), for approximately $690 million before tax impacts, including up-front and contingent consideration and the assumption of long-term obligations.

“Mallinckrodt’s Nuclear Imaging operation has a long history going back 50 years, and has been a strong cash-generating business over time. Our team has made significant progress in driving profitability over the past few years,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt.

“But with our strategic priorities focused on enlarging our portfolio in the high-growth specialty pharmaceuticals space,” Trudeau continued, “we believe the sale of our Nuclear Imaging portfolio to IBAM is the best solution for both the business itself and Mallinckrodt.”

Starting in the fourth quarter of fiscal 2016 (ending September 30, 2016), the company will report the Nuclear Imaging business as a discontinued operation.

Renaud Dehareng, Chief Executive Officer of IBAM, said, “We are very excited about this acquisition. IBAM’s and Mallinckrodt’s Nuclear Imaging business’ complementary footprint and capabilities will substantially broaden our ability to serve patients globally. We are very pleased to welcome our new colleagues to IBAM upon closing and look forward to working together in this next chapter of our company’s development.”

Mallinckrodt’s Nuclear Imaging business includes a portfolio of diagnostic imaging products. Though approved for use and sold for nuclear medicine procedures in many countries, approximately two-thirds of current annual revenues from Mallinckrodt’s Nuclear Imaging business originate in the U.S. The business is a prominent global producer of the key medical isotope molybdenum-99, from which technetium-99m (Tc-99m) is derived. Tc-99m is used in roughly 80%1 of all nuclear medicine procedures worldwide, and Mallinckrodt is a significant U.S. and global supplier of this radioisotope2.

More than 800 Mallinckrodt employees in manufacturing, commercial, operations, and shared service roles in North America and Europe are focused on supporting the Nuclear

[1]	http://www.world-nuclear.org/information-library/non-power-nuclear-applications/radioisotopes-research/radioisotopes-in-medicine.aspx
[2]	Internal estimates

Imaging business. Mallinckrodt has two manufacturing plants focused on nuclear medicine products and sterile-fill pharmaceutical manufacturing in Maryland Heights, Missouri and Petten, the Netherlands. This workforce and these facilities are included in the transaction and will be transferred to IBAM upon closing.

The total consideration of approximately $690 million (before tax impacts) consists of approximately $574 million of up-front consideration, the assumption of approximately $39 million of long-term obligations, and approximately $77 million of contingent consideration.

The transaction is subject to a number of closing conditions, including approval from the U.S. Nuclear Regulatory Commission and the Committee on Foreign Investment in the United States, and clearance from relevant competition authorities. It is not subject to financing conditions as IBAM has secured all necessary debt and equity commitments required to close the transaction. Closing is expected in the first half of calendar 2017.

TAP Advisors acted as exclusive financial advisor to Mallinckrodt on the transaction.

About Mallinckrodt

Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical and biopharmaceutical products and therapies, as well as nuclear imaging products. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and hemostasis products; and central nervous system drugs. The company’s core strengths include the acquisition and management of highly regulated raw materials and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Nuclear Imaging segment includes nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

About IBA Molecular

IBAM is a highly diversified global manufacturer and distributor of radiopharmaceutical products. IBAM has engineered a strong and unique product portfolio and pipeline of diagnostic and therapeutic tracers aimed at advancing the global movement towards personalized medicine and making molecular imaging/therapy a major discipline in healthcare. The company is active in the PET and SPECT segments, operates across 18 sites servicing a growing client base of public and private hospitals and health/imaging clinics in over 70 countries.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties’ ability to satisfy the conditions to the divestiture of the Nuclear Imaging business, including approval from the U.S. Nuclear Regulatory Commission and the Committee on Foreign Investment in the United States, and clearance from relevant competition authorities, and complete the divestiture on the anticipated timeline or at all; general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the “Risk Factors” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 25, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 24, 2016. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Coleman N. Lannum, CFA

Senior Vice President, Investor Strategy and IRO

314-654-6649

cole.lannum@mallinckrodt.com

Daniel J. Speciale, CPA

Director, Investor Relations

314-654-3638

daniel.speciale@mallinckrodt.com

Media

Rhonda Sciarra

Senior Communications Manager

314-654-8618

rhonda.sciarra@mallinckrodt.com

Meredith Fischer

Senior Vice President, Communications and Public Affairs

314-654-3318

meredith.fischer@mallinckrodt.com

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